UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 1, 2011

Commission File Number:  001-15877

German American Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Indiana
(State or other jurisdiction of incorporation or organization)
35-1547518
(IRS Employer Identification No.)

711 Main Street, Box 810, Jasper, Indiana 47546
(Address of principal executive offices)

812-482-1314
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2011, German American Bancorp, Inc. (the "Company" or "German American"), issued a press release announcing its results for the quarter and nine-month periods ended September 30, 2011, and making other disclosures. The press release (including the accompanying unaudited consolidated financial statements as of and for the quarter and nine-month periods ended September 30, 2011, and other financial data) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information incorporated by reference herein from Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As announced in the press release that is furnished as Exhibit 99.1 to this report, the Company's Board of Directors has declared a cash dividend of $0.14 per share which will be payable on November 20, 2011 to shareholders of record as of November 10, 2011.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 Press release dated November 1, 2011. This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

German American Bancorp, Inc.

Date:   November 4, 2011
By:	/s/ Mark A. Schroeder

Name: Mark A. Schroeder
Title: Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	November 1 2011 Press Release German American Bancorp